Exhibit 10.04
AMENDMENT NO. 1
TO THE
VALERO ENERGY CORPORATION
2020 OMNIBUS STOCK INCENTIVE PLAN

WHEREAS, Valero Energy Corporation (“Valero”) has adopted and maintains the Valero Energy Corporation 2020 Omnibus Stock Incentive Plan (the “2020 OSIP”) which provides eligible employees and members of the board of directors (the “Board”) of Valero with additional incentives through the grant of awards;

WHEREAS, Section 10.1 of the 2020 OSIP permits the compensation committee of Valero’s Board (the “Compensation Committee”), subject to certain conditions set forth in the 2020 OSIP, to approve certain alterations, amendments and revisions the 2020 OSIP and any outstanding awards granted thereunder (“2020 OSIP Awards”) without the consent of 2020 OSIP participants;

WHEREAS, Valero desires to amend the 2020 OSIP effective as of October 1, 2021 (the “Amendment Effective Date”), which amendment would also apply effective as of the Amendment Effective Date to any then outstanding 2020 OSIP Awards, in order to revise the definition of “Fair Market Value” for certain administrative, record keeping and other purposes;

WHEREAS, this Amendment No. 1 to the 2020 OSIP (this “Amendment No. 1”), and its application to any 2020 OSIP Awards outstanding as of the Amendment Effective Date, has been approved by the Compensation Committee in accordance with the terms of the 2020 OSIP;

NOW, THEREFORE, the 2020 OSIP is hereby amended, effective as of the Amendment Effective Date, in the following respects, which shall also apply, and be incorporated into the terms of, any 2020 OSIP Awards outstanding as of the Amendment Effective Date:

1.Fair Market Value. The definition of “Fair Market Value” set forth in Section 2.16 of the 2020 OSIP is hereby amended and restated in its entirety to read as follows:

“2.16 “Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange on the pertinent date, or in the absence of reported sales on such day, then on the immediately preceding day for which sales were reported.”

2.Defined Terms. Unless otherwise defined in this Amendment No. 1, each of the capitalized terms used herein shall have the meaning given to such term in the 2020 OSIP.

3.Further Amendments. Except as expressly amended hereby, the 2020 OSIP and any outstanding 2020 OSIP Awards, shall remain in full force and effect in accordance with their respective terms.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 effective as of the Amendment Effective Date.

Valero Energy Corporation

By:    /s/ Joseph W. Gorder
Officer: Joseph W. Gorder
Title: Chief Executive Officer
Signature Page – Amendment No. 1 to 2020 OSIP